EXHIBIT 1.8

BY-LAW NO. 2

A by-law relating generally to the

transaction of the business and

affairs of

ADHEREX TECHNOLOGIES INC.

TABLE OF CONTENTS

Article 1	INTERPRETATIONS
1.01	Definitions
Article 2	BUSINESS OF THE CORPORATION
2.01	Registered Office
2.02	Corporate Seal
2.03	Financial Year
2.04	Execution of Instruments
2.05	Delegation of Borrowing Power
Article 3	DIRECTORS
3.01	Number and Qualification of Directors
3.02	Election and Term
3.03	Action by the Board
3.04	Meeting by Telephone
3.05	Place of Meetings
3.06	Calling of Meetings
3.07	Notice of Meeting
3.08	First Meeting of New Board
3.09	Chairman and Vice Chairman
3.10	Quorum
3.11	Votes to Govern
3.12	Remuneration and Expenses
3.13	Committees
Article 4	OFFICERS
4.01	Appointment
4.02	Chief Executive Officer
4.03	Powers and Duties of Other Officers
4.04	Term of Office
4.05	Agents and Attorneys
Article 5	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
5.01	Limitation of Liability
5.02	Indemnity

Article 6	SHARES
6.01	Allotment of Shares
6.02	Commissions
6.03	Non-recognition of Trusts
6.04	Share Certificates
6.05	Replacement of Share Certificates
6.06	Deceased Shareholders
6.07	Transfer Agents and Registrars
Article 7	MEETINGS OF SHAREHOLDERS
7.01	Annual Meetings
7.02	Special Meetings
7.03	Place of Meetings
7.04	Notice of Meetings
7.05	List of Shareholders Entitled to Notice
7.06	Meetings Without Notice
7.07	Chairman and Secretary
7.08	Quorum
7.09	Votes to Govern
7.10	Meetings by Telephonic, Electronic or other Communication Facility
7.11	Electronic Voting by Shareholders
7.12	Voting While Participating Electronically
Article 8	NOTICES
8.01	Method of Giving Notices
8.02	Notice to Joint Shareholders
8.03	Computation of Time
8.04	Omissions and Errors
8.05	Persons Entitled by Death or Operation of Law
8.06	Waiver of Notice
8.07	Interpretation
Article 9	EFFECTIVE DATE
9.01	Effective Date
9.02	Repeal of By-Law No. 1

BE IT ENACTED as a by-law of the Corporation as follows:

SECTION ONE

INTERPRETATION

1.01 Definitions. - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, or any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means the corporation incorporated under the Act by the said certificate to which the articles are attached, and named “Adherex Technologies Inc.”;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; and

“recorded address” has the meaning set forth in section 8.09.

Save as aforesaid, words and expressions defined in the Act, including “resident Canadian”, have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01 Registered Office. - The registered office of the Corporation shall be at the place within Canada from time to time specified in the articles and at such location therein initially as is specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02 Corporate Seal. - Until changed by the board, the corporate seal, if any, of the Corporation shall be in the form impressed hereon.

2.03 Financial Year. - Until changed by the board, the financial year of the Corporation shall end on the 30th day of June in each year.

2.04 Execution of Instruments. - The board may from time to time direct the manner in which and the person or persons by whom any deeds, transfers, assignments, contracts, obligations, certificates and other instruments may or shall be signed on behalf of the Corporation. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05 Delegation of Borrowing Power. - Unless the articles of the Corporation otherwise provide, the board may from time to time delegate to a director, a committee of the board, or an officer of the Corporation any or all of the powers conferred on the board by the Act in respect of the borrowing powers of the Corporation to such extent and in such manner as the board may determine at the time of such delegation; and without limitation the board by making this by-law hereby delegates such powers to the Chief Executive Officer.

SECTION THREE

DIRECTORS

3.01 Number and Qualification of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. So long as the Corporation has more than four directors, at least 25% of the directors of the Corporation shall be resident Canadians and, if the Corporation has less than four directors, at least one director shall be a resident Canadian.

3.02 Election and Term. - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.03 Action by the Board. - The board shall manage the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to sections 3.04 and 3.10) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

3.04 Meeting by Telephone. - If all the directors of the Corporation consent thereto generally or in respect of a particular meeting, a director may participate in a meeting of the board or of a committee of the board by means of such conference telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

3.05 Place of Meetings. - Meetings of the board may be held at any place in or outside Canada.

3.06 Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board or any two directors may determine.

3.07 Notice of Meeting. - Subject to the specification of the purpose or business of the meeting when required by the Act, notice of the time and place of each meeting of the board shall be given in the manner provided in Section Eight to each director not less than 48 hours before the time when the meeting is to be held.

3.08 First Meeting of New Board. - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.09 Chairman and Vice Chairman. - A chairman of the board or a vice chairman of the board may be appointed from time to time by the board. The chairman of the board shall conduct any meeting of the board or, if the chairman of the board is not present, the vice chairman of the board shall conduct any meeting of the board. If neither the chairman of the board nor the vice chairman of the board are present at a meeting of the board, the chairman of the board may appoint a chairman for the purpose of conducting such meeting, or, if the chairman of the board has not appointed any director to chair the meeting, the directors present shall choose one of their number to chair the meeting.

3.10 Quorum. - The quorum for the transaction of business at any meeting of the board shall consist of 2 directors or such greater number of directors as the board may from time to time determine, provided that so long as the Corporation has more than four directors, at least 25% of the directors of the Corporation present at any meeting of the Board of Directors of the Corporation shall be resident Canadians and, if the Corporation has less than four directors, at least one director present at any meeting of the Board of Directors of the Corporation shall be a resident Canadian.

3.11 Votes to Govern. - At all meetings of the board, and subject to the requirements of the Act in respect of conflicts of interest, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

3.12 Remuneration and Expenses. - The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.13 Committees. - The board may appoint from its members one or more committees of directors, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at no less than a majority of its members, to elect its chairman and to regulate its procedure. Subject to the provisions of section 3.04, the powers of a committee of directors may be exercised by a meeting at which a quorum of the committee is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

SECTION FOUR

OFFICERS

4.01 Appointment. - The board may from time to time appoint a chief executive officer, a president, a chairman of the board, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a chairman of the board, an officer may but need not be a director.

4.02 Chief Executive Officer. - The chief executive officer, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and shall have the power, authority and obligation to manage and direct the business and affairs of the Corporation in accordance with the instructions and directions of the board. The chief executive officer shall report directly to the board.

4.03 Powers and Duties of other Officers. - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. The board and the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

4.04 Term of Office. - The board, in its discretion, may remove any officer of the Corporation. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

4.05 Agents and Attorneys. - The Corporation, by or under the authority of the board or the chief executive officer, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

SECTION FIVE

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

5.01 Limitation of Liability. - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

5.02 Indemnity. - Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

SECTION SIX

SHARES

6.01 Allotment of Shares. - Subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

6.02 Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

6.03 Non-recognition of Trusts. - Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

6.04 Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written certificate of acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal. Notwithstanding the foregoing, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers under section 2.04 or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent and/or registrar and in the case of a certificate which does not require a manual signature under the Act, the signatures of both signing officers under section 2.04 may be printed or mechanically reproduced in facsimile thereon. Every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

6.05 Replacement of Share Certificates. - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

6.06 Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation.

6.07 Transfer Agents and Registrars. - The board may from time to time appoint one or more agents to maintain, in respect of each class of shares of the Corporation issued by it, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

SECTION SEVEN

MEETINGS OF SHAREHOLDERS

7.01 Annual Meetings. - The annual meeting of shareholders shall be held at such time in each year and, subject to section 7.03, at such place as the board or the chief executive officer may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

7.02 Special Meetings. - The board or the chief executive officer shall have power to call a special meeting of shareholders at any time.

7.03 Place of Meetings. - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada.

7.04 Notice of Meetings. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eight not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder entitled to vote at the meeting.

7.05 List of Shareholders Entitled to Notice. - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting.

7.06 Meetings Without Notice. - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

7.07 Chairman and Secretary. - The chairman of any meeting of shareholders shall be the chairman of the board, or in his absence, the vice chairman of the board, or in his absence, the director or officer appointed by the chairman of the board to chair the meeting, or if no such director or officer has been appointed, the chief executive officer, or in his absence, the president, or in his absence, a vice-president who is a shareholder. If no such officer is present, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

7.08 Quorum. - Subject to the Act in respect of a majority shareholder, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. If, however, the Corporation lists it shares on Nasdaq, so long as such shares are so listed, quorum for the transaction of business at any meeting of shareholders shall be two persons present in person or represented by proxy holding not less than 33 a of the then issued and outstanding common shares.

7.09 Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

7.10 Meetings by Telephonic, Electronic or other Communication Facility. - Any person entitled to attend a meeting of shareholders may participate in the meeting, to the extent and in the manner permitted by law, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during such meeting, if the Corporation makes available such a communication facility. A person participating in such a meeting by such means is deemed, for the purposes of the Act, to be present at such meeting. The directors or shareholders of the Corporation who call a meeting of shareholders pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during such meeting.

7.11 Electronic Voting by Shareholders. – Any vote at a meeting of the shareholders may be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

7.12 Voting While Participating Electronically. – Any person participating in a meeting of shareholders by electronic means as provided in section 7.10 and entitled to vote at that meeting may vote, to the extent and in the manner permitted by law, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

SECTION EIGHT

NOTICES

8.01 Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

8.02 Notice by Electronic Document. – A requirement under the Act or this by-law to provide a person with a notice, document or other information is not satisfied by the provision of an electronic document unless:

(a)	the addressee has consented, in the manner prescribed by the Act, and has designated an information system for the receipt of the electronic document;

(b)	the electronic document is provided to the designated information system, unless otherwise prescribed in the Act;

(c)	all relevant provisions of the Act have been complied with;

(d)	the information in the electronic document is accessible by the sender so as to be usable for subsequent reference; and

(e)	the information in the electronic document is accessible by the addressee and capable of being retained by the addressee so as to be usable for subsequent reference.

A requirement under the Act for one or more copies of a document to be provided to a single addressee at the same time is satisfied by the provision of a single version of the electronic document. A requirement under the Act to provide a document by registered mail is not satisfied by the sending of an electronic document unless prescribed under the Act.

8.03 Signatures by Electronic Document. – A requirement under the Act for a signature or for a document to be executed, except with respect to a statutory declaration or an affidavit, is satisfied if, in relation to an electronic document, the requirements prescribed under the Act are met and if the signature results from the application by a person of a technology or a process that permits the following to be proven:

(a)	the signature resulting from the use by a person of the technology or process is unique to the person;

(b)	the technology or process is used by a person to incorporate, attach or associate the person’s signature to the electronic document; and

(c)	the technology or process can be used to identify the person using the technology or process.

8.04 Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

8.05 Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included.

8.06 Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

8.07 Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

8.08 Waiver of Notice. - Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

8.09 Interpretation. - In this by-law, “recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation.

SECTION NINE

EFFECTIVE DATE

9.01 Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

9.02 Repeal. - By-law No. 1 of the Corporation, as amended (“By-Law No. 1”), is repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of By-law No. 1 so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under By-law No. 1 so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under such repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

MADE by the board the 11th day of November, 2003.

/s/ D. Scott Murray
D. Scott Murray
Corporate Secretary